NONQUALIFIED SHARE OPTION AGREEMENT

Platinum Underwriters Holdings, Ltd.

2002 Share Incentive Plan

Option Agreement (the “Agreement”), between Platinum Underwriters Holdings, Ltd., a Bermuda company (the “Company”), and      (the “Optionee”), a member of the Board of Directors of the Company (the “Board”), made pursuant to the terms of Platinum Underwriters Holdings, Ltd. 2002 Share Incentive Plan (the “Plan”). The Option is not intended to qualify as an “incentive stock option” under the Internal Revenue Code.

Section 1. Option Shares. The Company grants to the Optionee, on the terms and conditions set forth herein, an option (the “Option”) for the purchase of 5,000 common shares (the “Option Shares”) of the Company, par value $0.01 per share (“Common Shares”), effective      (the “Date of Grant”).

Section 2. Exercise Price. The exercise price per share of the Option shall be $     , which is the Fair Market Value (as defined in the Plan) of a Common Share as of the Date of Grant (the “Option Price”).

Section 3. Vesting of Option

(a) Vesting Schedule. The Option shall become vested and exercisable based on the Optionee’s continued service as a member of the Board (“Service”) on [date that is one year following Date of Grant].

(b) Acceleration Events. Notwithstanding the foregoing, the Option shall become fully and immediately vested and exercisable upon (i) the termination of Service as a result of the Optionee’s death or the Optionee’s permanent and total disability within the meaning of Section 22(e)(3) of the Code (a “Disability”), or (ii) a Change in Control (as defined in the Plan) of the Company, provided the Option remains outstanding on the effective date of the Change in Control.

Section 4. Option Term. Option Shares that become vested pursuant to Section 3 hereof may be purchased at any time on or after the date of such vesting and prior to the expiration of the term of the Option (the “Option Term”). The Option Term shall expire on the day prior to the fifth anniversary of the Date of Grant, unless earlier terminated in accordance with the terms of the Plan or upon termination of the Optionee’s Service (“Termination of Service”) in accordance with Section 5 hereof. Upon the expiration of the Option Term, any unexercised Option Shares shall be cancelled and shall be of no further force or effect.

Section 5. Termination of Service

(a) General. In the event of a Termination of Service for any reason prior to the date that all Option Shares become vested in according with the provisions of Section 3 hereof, the Optionee shall forfeit the Optionee’s interest in any Option Shares that have not yet become vested, which shall be cancelled and be of no further force or effect. In the event of a Termination of Service for any reason following vesting, the Optionee shall retain the right to purchase any Option Shares that have previously become vested until the expiration of 45 days following the effective date of such Termination of Service (or the expiration of the Option Term, if earlier).

(b) Cause. Notwithstanding the provisions of Section 5(a) hereof, in the event of Termination of Service for “Cause”, the Optionee’s right to purchase any Option Shares, whether or not vested, shall immediately terminate and all rights thereunder shall cease. For purposes of this Agreement, a termination for “Cause” shall be determined by the Board in its sole discretion.

(c) Death or Disability. Notwithstanding the provisions of Section 5(a) hereof in the event of a Termination of Service as a result of death or Disability, the Option shall become fully and immediately vested and exercisable in accordance with Section 3 hereof, and the Optionee, or the Optionee’s legal representative, shall retain the right to purchase the Option Shares in accordance with the terms hereof until the expiration of 12 months following the date of such Termination of Service (or the expiration of the Option Term, if earlier).

Section 6. Procedure for Exercise

(a) Notice of Exercise. The Option may be exercised, in whole or in part, and whole Option Shares may be purchased, by delivery of a written notice (the “Notice”) to the Company under procedures specified by the Committee, which Notice shall: (i) state the number of whole Option Shares being exercised; (ii) state the method of payment of the Option Price and tax withholding; (iii) include any representation of the Optionee required pursuant to Section 7 hereof; (iv) in the event that the Option shall be exercised by any person other than the Optionee pursuant to Section 10 hereof, include appropriate proof of the right of such person to exercise the Option; and (v) comply with such further requirements consistent with the Plan as the Committee may from time to time prescribe.

(b) Payment of Option Price. Payment of the Option Price shall be made: (i) in cash or by cash equivalent acceptable to the Committee; (ii) by payment in Common Shares (either actually or constructively by attestation) that have been held by the Optionee for at least six months (or such other period as determined by the Committee), valued at the Fair Market Value (as defined in the Plan) of such shares as of the date of exercise; (iii) by a broker assisted “cashless exercise”; or (iv) by a combination of the foregoing methods described above.

Section 7. Investment Representation. Upon any exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended (the “1933 Act”), relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Optionee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable Federal and state securities, blue sky and other laws. No Common Shares shall be acquired unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Optionee may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company reserves the right to legend any certificate for Common Shares, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 8. Limitation of Rights. The Optionee shall not have any privileges of a shareholder of the Company with respect to any Option Shares, including without limitation any right to vote such Option Shares or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of a share certificate evidencing the Common Shares. Nothing in this Agreement or the Option shall confer upon the Optionee any right to continue in employment or to interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.

Section 9. Adjustments. If at any time while the Option is outstanding the number of outstanding Common Shares is changed by reason of a reorganization, recapitalization, share split or any of the other events described in Section 3.2 of the Plan, the number and kind of Option Shares and/or the Option Price may be adjusted by the Committee in accordance with the provisions of the Plan.

Section 10 Limited Transferability of Option The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except by will or by the laws of descent and distribution; provided, however, the Optionee may, during the Optionee’s lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to or for the benefit of the Optionee’s “family members” (as defined under rules applicable to registration statements on Form S-8 promulgated under the 1933 Act). Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee. In the event that an Optionee becomes legally incapacitated, the Option shall be exercisable by the Optionee’s legal guardian, committee or legal representative. If the Optionee dies the Option shall thereafter be exercisable by the legatee of the Option under the Optionee’s will or by the Optionee’s estate in accordance with the Optionee’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that the Option was exercisable by the Optionee on the date of the Optionee’s death. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Section 11. Notices. Any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Optionee in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Optionee may have on file with the Company.

Section 12. Construction. This Option is granted pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Optionee hereby accepts this Option subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan is vested in the Committee, whose determinations shall be final, conclusive and binding upon the Optionee.

Section 13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the Date of Grant.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:
Title:

OPTIONEE

Name: